VERDE | C-TWELVE EXTENSION AGREEMENT

This Extension Agreement (the "Agreement") is made and entered into as of February 27, 2025, by and between:

1. Verde Resources Inc. A corporation duly incorporated under the laws of Nevada, USA, with its principal office located at 8112 Maryland Ave., Suite 400, St. Louis, Missouri 63105 ("Verde").

2. C-Twelve Pty Ltd. A corporation duly incorporated under the laws of Western Australia, with its principal office located at 62-64 Wittenberg Drive, Canning Vale, WA 6155, Australia ("C-Twelve").

Collectively referred to as the "Parties."

RECITALS

WHEREAS, the Parties entered into a Term Sheet dated October 18, 2024 (the "Term Sheet"), which sets forth the principal terms and conditions for the exclusive license grant and other business arrangements between Verde and C-Twelve; and

WHEREAS, the Term Sheet was originally set to remain in effect until February 28, 2025, unless terminated earlier or extended upon mutual written agreement of the Parties; and

WHEREAS, the Parties have been engaged in ongoing discussions and wish to extend the term of the Term Sheet to allow for continued negotiations and the finalization of a definitive agreement; and

WHEREAS, the Parties mutually agree to extend the discussions under the Term Sheet in good faith with the intent to execute a definitive agreement on or before May 31, 2025.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. **Extension of Term Sheet** The term of the Term Sheet is hereby extended and shall remain in full force and effect until May 31, 2025, unless terminated earlier in accordance with its provisions or superseded by the execution of a definitive agreement between the Parties.
2. **Continued Negotiations** The Parties agree to continue negotiations in good faith with the intent to finalize and execute a definitive agreement that incorporates the terms outlined in the Term Sheet, as may be further refined or amended through mutual agreement.
3. **No Other Modifications** Except as expressly set forth in this Agreement, all other terms and conditions of the Term Sheet shall remain unchanged and in full force and effect.

4. **Governing Law** This Agreement shall be governed by and construed in accordance with the governing law provisions set forth in the Term Sheet.

5. **Miscellaneous** a. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. b. Electronic signatures shall be deemed valid and enforceable as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Extension Agreement as of the date first written above.

For Verde Resources Inc.

Eric Bava

Name: Eric Bava
Title: COO
Date: February 27, 2025

For C-Twelve Pty Ltd.

Jason Lee

Name: Jason Lee
Title: CEO
Date: February 27, 2025